EXHIBIT 11
                                   ----------

                   CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      (in thousands, except per share data)


                                           For the Six Months Ended August 31,
                                         ---------------------------------------
                                               2000                  1999
                                         -----------------     -----------------
                                          Basic    Diluted      Basic    Diluted
                                         -------   -------     -------   -------
Income applicable to common shares       $44,012   $44,012     $31,947   $31,947
                                         =======   =======     =======   =======
Shares:
Weighted average common shares
  outstanding                             18,265    18,265      17,994    17,994
Adjustments:
  Stock options                             -          356        -          465
                                         -------   -------     -------   -------
Adjusted weighted average common
  shares outstanding                      18,265    18,621      17,994    18,459
                                         =======   =======     =======   =======

Earnings per common share                $  2.41   $  2.36     $  1.78   $  1.73
                                         =======   =======     =======   =======



                                          For the Three Months Ended August 31,
                                         ---------------------------------------
                                               2000                  1999
                                         -----------------     -----------------
                                          Basic    Diluted      Basic    Diluted
                                         -------   -------     -------   -------
Income applicable to common shares       $26,110   $26,110     $21,101   $21,101
                                         =======   =======     =======   =======
Shares:
Weighted average common shares
  outstanding                             18,300    18,300      18,010    18,010
Adjustments:
  Stock options                             -          364        -          489
                                         -------   -------     -------   -------
Adjusted weighted average common
  shares outstanding                      18,300    18,664      18,010    18,499
                                         =======   =======     =======   =======

Earnings per common share                $  1.43   $  1.40     $  1.17   $  1.14
                                         =======   =======     =======   =======